Exhibit 99.1

Contact:

Denise T. Powell

Sr. Director, Corporate Communications

Threshold Pharmaceuticals, Inc.

650-474-8206

dpowell@thresholdpharm.com

THRESHOLD PHARMACEUTICALS ANNOUNCES REGISTERED DIRECT

OFFERING OF $30 MILLION

REDWOOD CITY, CA – March 11, 2011 – Threshold Pharmaceuticals, Inc. (Nasdaq:THLD), today announced that it has agreed to sell approximately $30 million of its common stock and warrants in a registered direct offering. Threshold will issue an aggregate of 14,313,081 shares of common stock to investors together with warrants to purchase an additional 5,725,227 shares of common stock.

Each unit, consisting of one share of common stock and a warrant to purchase 0.4 of a share of common stock, will be sold at a purchase price of $2.10, which is equal to the consolidated closing bid price of $2.05 for the common stock as reported on the Nasdaq Capital Market on March 10, 2011, plus $0.05. The warrants will have a five-year term and an exercise price equal to $2.46 per share.

All of the securities were offered pursuant to an effective shelf registration statement. The Company intends to use the proceeds of this financing for research and development, working capital and general corporate purposes. The Company anticipates that the offering will close on March 16, 2011, subject to customary closing conditions, at which time Threshold will receive the cash proceeds and deliver the securities.

Cowen and Company acted as sole bookrunning manager for the offering. JMP Securities acted as co-lead manager for the offering. William Blair & Company, LLC acted as a co-manager for the offering.

Shelf registration statements relating to the shares of common stock and warrants issued in the offering (and the shares of common stock issuable upon exercise of the warrants) have been filed with the Securities and Exchange Commission (the “SEC”) and declared effective. A prospectus supplement relating to the offering will be filed by Threshold with the SEC. A copy of the prospectus for the offering can be obtained by eligible investors from their Cowen and Company sales representative, or from the offices of Cowen and Company, LLC c/o Broadridge Financial Services., 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department. Phone (631) 274-2806 / Fax (631) 254-7140, or directly from Threshold by contacting Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, CA 94063. This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of

1300 Seaport Boulevard, Suite 500, Redwood City, CA 94063 tel: 650.474.8200 fax: 650.474.2529 www.thresholdpharm.com common stock or warrants of Threshold. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Threshold Pharmaceuticals

Threshold is a biotechnology company focused on the discovery and development of drugs targeting Tumor Hypoxia, the low oxygen condition found in microenvironments of most solid tumors. This approach offers broad potential to treat most solid tumors. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit our website (www.thresholdpharm.com).

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including statements regarding Threshold’s approach to developing new product candidates, clinical trials and anticipated results, potential therapeutic uses and benefits of our product candidates and financial results, estimates, projections and requirements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Threshold’s ability to raise sufficient funding to conduct its clinical trials and to successfully enroll patients in these trials, whether the Company’s clinical trials will show results predicted by the Company’s pre-clinical trials or confirm the results of earlier trials, the time and expense required to conduct such clinical trials and analyze data, issues arising in the regulatory or manufacturing process and any unanticipated or increased side-effects observed in patients receiving TH-302. Further information regarding these and other risks is included under the heading “Risk Factors” in Threshold’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on November 4, 2010 and is available from the SEC’s website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading “Investors”. We do not intend to update any forward-looking statement made in this news release.

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1300 Seaport Boulevard, Suite 500, Redwood City, CA 94063 tel: 650.474.8200 fax: 650.474.2529 www.thresholdpharm.com